U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 13, 2007

AMERICAN SECURITY RESOURCES CORPORATION
(Formerly Kahuna Network Security Inc.)
(Formerly Computer Automation Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27419	75-2749166
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

9601 Katy Freeway, Suite 220
Houston, Texas, 77024
(Address of principal executive offices including zip code)

713-465-1001
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Golden Gate

Effective December 13, 2007, American Security Resources Corporation (the “Company”) entered into a Securities Purchase Agreement with Golden Gate Investors Inc. (“Golden Gate”) which provided for the issuance and sale by the Company of up to $6 million of 7.25% convertible debentures, with the initial issuance of a $1.5 million debenture by the Company and the payment of cash by Golden Gate of $250,000 and issuance by Golden Gate to the Company of a $1,250,000 promissory note (“Golden Gate Financing”). The Golden Gate purchase agreement provides Golden Gate with the right to lend, in three separate $1.5 million fundings, an additional $4.5 million to the Company through advancing cash of $200,000 and issuing a $1.3 million note per financing, such note similar to the $1,250,000 promissory note.  To date, no additional funding have occurred.

The debenture is unsecured and bears interest at the annual rate of 7.25%, payable monthly, with the principal amount due on December 12, 2010. The debenture is convertible at a per share equal to the lesser of $.25 or 80% of the average of the five lowest volume weighted average prices during the twenty trading days prior to Golden Gate’s election to convert, subject to a 4.99% ownership cap.

The note is secured and bears interest at the annual rate of 7.75%, payable monthly, with the principal amount due on February 1, 2011. Golden Gate has the option to prepay this note, subject to the satisfaction of certain conditions.  In addition, Golden Gate was issued a warrant to purchase up to 50,000,000 shares of common stock at $0.01 per share.

St. George

Effective February 2008, the Company entered into a Securities Purchase Agreement with St. George Investments, LLC. (“St. George”) which provided for the issuance and sale by the Company of $515,000 of a 7.75% convertible debenture, with the  payment of cash by St. George of $415,000 and issuance by St. George to the Company of a $100,000 promissory note (“St. George Financing”). Additionally, the Company issued St. George a seven year warrant to purchase 15,000,000 shares of common stock at an exercise price of $0.033 per share.  The St. George purchase agreement provides St. George with the right to lend, in additional $515,000 increments, additional fundings of cash and notes, which notes would be similar to the $100,000 note.  Upon each additional funding the Company is obligated to issue St. George a seven year warrant to purchase 15,000,000 shares of common stock.  To date, no additional findings have occurred.  The debenture is secured by substantially all of the assets of the Company, and Messrs. Neukomm and Farr have guaranteed the debenture and pledged certain Company shares of common stock as further collateral.

The debenture bears interest at the annual rate of 7.75%, payable upon the earlier of each conversion date and the maturity date, with the principal amount due in February 2012. The debenture is convertible at a per share equal to volume weighted average price of the common stock for the three trading days selected by the holder (which need not be consecutive) from twenty trading days ending on the trading day immediately before the conversion date, multiplied by 80%, subject to a beneficial ownership limitation of holder not to exceed 4.99%. The note is secured and bears interest at the annual rate of 7.5%, payable monthly, with the principal amount due on February 2012.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described above, the Company entered into financing arrangements with St. George and Golden Gate.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 28, 2008, Golden Gate sent us a letter stating the Company was in default on the Golden Gate Financing in the following matters: (i) failure to pay interest payments; (ii) failing to timely file a Form 8-K describing the Golding Gate Financing; and (iii) failure to maintain sufficient authorized shares to satisfy conversion of the note.  In connection with the alleged default, Golden Gate has demanded repayment of 150% of the outstanding principal of the debenture, together with all accrued and unpaid interest.  The Company is in preliminary discussions with Golden Gate to address these matters.

Additionally, a default under the Golden Gate Financing, triggers a default under the St. George Financing.  Upon an event of default under the St. George Financing, the Company may be (i) required to pay a default rate equal to one and one-half percent per month, and (ii) required to redeem all or any part of the outstanding portion of the debenture.  As of the date hereof, St. George has not requested the default rate or sent a redemption notice.

Item 3.02 Unregistered Sales of Equity Securities

Between January 2008 and May 2008, the Company issued 32,696,403 shares of common stock were issued to our consultants and officers for services rendered at stock prices between $0.01 to $0.02.

In May 2008, the Company issued 4,000,000 shares of common stock (2,000,000 each) were issued to Mr. Neukomm and Mr. Farr in lieu of compensation for the year ended December 31, 2007, at an stock price of $0.03 per share.

In May 2008, the Company issued 666,667 shares of common stock were issued to distributors of Hydra Fuels Cells at a stock price of $0.03.

In May 2008, the Company issued 5,000,000 shares of common stock issued upon partial exercise of the warrant issued in connection with the Golden Gate Financing.

The above transactions (other than the issuances discussed in paragraph (1) were completed pursuant to Section 4(2) of the Securities Act. With respect to issuances made pursuant to Section 4(2) of the Securities Act, the transactions did not involve any public offering and were sold to a limited group of persons. Each investor either received adequate information about the Company or had access to such information. The Company determined that each investor had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the Company.  See Section 8.01 for a discussion of the issuances in paragraph 1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2008, the board of directors amended and restated our bylaws, specifically amending section 2.11 to allow shareholder approval by written consent of the shareholders holding at least a majority of the voting power, except that if a different portion of voting power is required for such an action at a meeting, than that proportion of the written consent is required.

Item 9.01.     Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
Inapplicable.

(b)	Pro Forma Financial Information.
Inapplicable.

(c)	Exhibits

Exhibit Number	Exhibit Description
3.01	Amended and Restated Bylaws
10.01	Securities Purchase Agreement with Golden Gate
10.02	7.25% Convertible Debenture in favor of Golden Gate
10.03	Secured Promissory Note in favor of Golden Gate
10.04	Warrant issued to Golden Gate
10.05	Securities Purchase Agreement with St. George
10.06	7.75% Convertible Debenture in favor of St. George
10.07	Form of Promissory Note in favor of St. George
10.08	Form of Warrant issued to St. George

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION
Date: June 19, 2008	By: /s/ Bob Farr
Bob Farr, Chairman of the Board